EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Franklin Resources, Inc. on Form S-3 dated October 9, 1996 for the issuance of medium term notes, Form S-3 filed September 30, 1994 for the registration of 1,411,736 shares, Form S-8 for the 1988 Restricted Stock Plan, Form S-8 for the Franklin Resources, Inc. Universal Stock Plan, Form S-8 for Franklin Resources, Inc. United Kingdom Stock Option Plan #1 and Form S-8 for the Canada Stock Option Plan of our report dated October 27, 1995, on our audits of the consolidated financial statements of Franklin Resources, Inc. as of September 30, 1996 and 1995 and for the years ended September 30, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.

                                                       COOPERS & LYBRAND L.L.P.

San Francisco, California
December 26, 1996